Exhibit 3.1.38

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

Pursuant to Chapter 48.091, Florida Statutes, the following is submitted in compliance with said Act:

First – That     THE BRADENTON HERALD, INC.     desiring to organize under the laws of the State of Florida with its principal office, as indicated in its articles of incorporation, in the City of     West Bradenton,     , County of     Manatee     , State of Florida, has named C T CORPORATION SYSTEM, 100 Biscayne Blvd., City of Miami, County of Dade, State of Florida 33132, as its agent to receive service of process within this state.

ACKNOWLEDGMENT:

Having been named to receive service of process for the above named corporation at the place designated in this certificate, I hereby agree to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

C T CORPORATION SYSTEM

By	/s/ Michael P. Nakon
(Resident Agent)
Michael P. Nakon, Asst. Sec.

CONSENT

Bradenton Herald Company, a wholly owned subsidiary of the R. W. Page Corporation, and a corporation organized under the laws of the State of Florida, hereby consents to the incorporation of “The Bradenton Herald, Inc.” in the State of Florida (The Bradenton Herald, Inc. to be a wholly owned subsidiary of the R. W. Page Corporation) and further states that said Bradenton Herald Company will either dissolve or change its corporate name in the State of Florida within 30 days of the date of the incorporation of The Bradenton Herald, Inc.

IN WITNESS WHEREOF, the said Bradenton Herald Company has caused this Consent to be executed by its Vice President, and attested under its corporate seal by its Assistant Secretary this 22nd day of October, 1973.

BRADENTON HERALD COMPANY

By	/s/ C. Blake McDowell, Jr.
C. Blake McDowell, Jr., Vice President

Attest:

/s/ David H. Wilson
David H. Wilson, Asst. Secretary

ARTICLES OF INCORPORATION

OF

THE BRADENTON HERALD, INC.

WE, THE UNDERSIGNED, hereby agree to organize a corporation under the Laws of the State of Florida with articles of incorporation as follows:

FIRST: The name of the corporation is THE BRADENTON HERALD, INC.

SECOND: The general nature of the business or businesses to be transacted is as follows:

To acquire, print, publish and circulate or otherwise deal with, any newspaper or newspapers, or other publications, and generally conduct a newspaper business.

To engage in any activity or business permitted under the laws of the United States and of the State of Florida.

THIRD: The amount of capital stock authorized is sixty (60) shares without par value which is the maximum number of shares that the corporation is authorized to issue.

Such stock may be issued by the corporation from time to time for such consideration as may be fixed from time to time by the board of directors thereof.

FOURTH: The amount of capital with which the corporation will begin business is Five Hundred Dollars ($500.00).

FIFTH: The corporation is to have perpetual existence.

SIXTH: The street address of the principal office of the corporation in Florida is: 401 13th Street, West Bradenton, Florida 33505.

SEVENTH: The number of directors of the corporation shall not be more than Seven, the number of directors to be fixed by the By-laws.

EIGHTH: The number of directors constituting the first Board of Directors shall be Five and the names and street addresses of the members of the first Board of Directors, who shall hold office for the first year of existence of the corporation or until the successors are elected or appointed and have qualified, are:

DIRECTORS	STREET ADDRESSES

James L. Knight	One Herald Plaza, Miami, Florida
Alvah H. Chapman, Jr.	One Herald Plaza, Miami, Florida
Lee Hills	One Herald Plaza, Miami, Florida
C. Montgomery Curtis	One Herald Plaza, Miami, Florida
Byron Harless	One Herald Plaza, Miami, Florida

NINTH: The name and street address of each subscriber of the articles of incorporation are as follows:

NAMES	STREET ADDRESSES

Anthony J. Poli	1578 Union Commerce Building Cleveland, Ohio 44115

Gil S. Apelis	1578 Union Commerce Building Cleveland, Ohio 44115

Linda C. Toth	1578 Union Commerce Building Cleveland, Ohio 44115

TENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To adopt, or amend by-laws not inconsistent with any by-laws that may have been adopted by the stockholders.

To authorize and cause to be executed mortgages or other instruments upon or encumbering the real and personal property of the corporation.

When and as authorized by affirmative vote given at a meeting or by the written consent of stockholders of record holding at least a majority of the stock entitled to vote on such proposal, to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises or any property or assets essential to its corporate business, upon such terms and conditions as the board of directors deem expedient.

ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being all of the subscribers hereinbefore named, for the purpose of forming a corporation, do subscribe and acknowledge these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 23rd day of October A. D. 1973

/s/ Anthony J. Poli
Anthony J. Poli

/s/ Gil S. Apelis
Gil S. Apelis

/s/ Linda C. Toth
Linda C. Toth

STATE OF OHIO	)
	)	SS.
COUNTY OF CUYAHOGA	)

I hereby certify that on this day before me, an officer duly authorized in the state aforesaid and in the county aforesaid to take acknowledgments, personally appeared Anthony J. Poli, Gil S. Apelis and Linda C. Toth, to me known and known to be the persons described in and who executed the foregoing articles of incorporation, and severally acknowledged before me that they executed the same and that the facts therein stated are truly set forth.

Witness my hand and official seal in the county and state last aforesaid this 23rd day of October, A. D. 1973.

/s/ Michael P. Nakon
Michael P. Nakon, Notary Public

(NOTARIAL SEAL)	My Commission has no expiration
147.03 O.R.C

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE BRADENTON HERALD, INC.

THE BRADENTON HERALD, INC., a corporation organized and existing under and by virtue of the laws of the State of Florida, does hereby certify:

1.        That on the unanimous written consent of all members of the Board of Directors, which has been duly filed with the minutes of proceedings of the Corporation, the Corporation adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, as follows:

RESOLVED, that the Company’s Certificate of Incorporation be amended to change the Company’s Common stock from no par value stock with a stated value of $100 per share to par value stock with a par value of $100 per share, and it is amended by changing Article Third thereof so that it shall be and read as follows:

THIRD: The amount of capital authorized is sixty (60) shares with par value of $100 per share, which is the maximum number of shares that the Corporation is authorized to issue.

FURTHER RESOLVED, that the Company’s outstanding shares of no par value stock shall be surrendered and exchanged for an equal number of common shares with a par value of $100 per share.

2.        Thereafter, the foregoing resolution was submitted to a meeting of shareholders of the Corporation who unanimously approved and adopted the same by written waiver and consent.

IN WITNESS WHEREOF, THE BRADENTON HERALD, INC. does hereby make this Certificate under its corporate seal and the hand of W. E. Page, its President, and C. Blake McDowell, Jr., its Secretary, and the said President and the said Secretary hereby hereunto set their hands and cause the corporate seal of the Corporation to be hereunto affixed this 7th day of May, 1974.

THE BRADENTON HERALD, INC.

By:	/s/ W. E. Page
W. E. Page, President

By:	/s/ C. Blake McDowell, Jr.
C. Blake McDowell, Jr., Secretary

STATE OF FLORIDA	)
	:	SS.
COUNTY OF MANATEE	)

I,                                                              , a Notary Public in and for the said county aforesaid, hereby certify that W. E. PAGE, personally known to me and known to me to be President of THE BRADENTON HERALD, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officer executed the foregoing Certificate of Amendment this day, personally appeared before me and acknowledged before me that he executed said Certificate of Amendment as such officer, in the name of and for and on behalf of said Corporation, freely and voluntarily for the uses and purposes therein expressed, and with full authority so to do.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 29th day of April, 1974.

/s/ [Signature of Notary Illegible]
Notary Public

My Commission Expires:

STATE OF OHIO	)
	:	SS.
COUNTY OF SUMMIT	)

I,                                                              , a Notary Public in and for the said county aforesaid, hereby certify that C. BLAKE McDOWELL, JR., personally known to me and known to me to be SECRETARY of THE BRADENTON HERALD, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officer executed the foregoing Certificate of Amendment this day, personally appeared before me and acknowledged before me that he executed said Certificate of Amendment as such officer, in the name of and for and on behalf of said Corporation, freely and voluntarily for the uses and purposes therein expressed, and with full authority so to do.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this      day of             , 1974.

/s/ [Signature of Notary Illegible]
Notary Public

My Commission Expires:

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

THE BRADENTON HERALD, INC.

The Bradenton Herald, Inc., a corporation organized and existing under and by virtue of the laws of the State of Florida, does hereby certify:

1.        That under the date of     October 28    , 1977, on the written consent of the sole shareholder of the Corporation, which has been duly filed with the minutes of proceedings of the Corporation, the Corporation adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said Corporation, as follows:

RESOLVED, that Article Seventh of the Certificate of Incorporation of the Bradenton Herald, Inc. is hereby amended to read as follows:

By striking out Article Seventh in its entirety which now reads as follows:

“The number of directors shall not be more than seven, the number of directors to be fixed by the By-laws.”

And by inserting in lieu thereof the following:

“The number of directors shall not be less than three, the number of directors to be fixed by, or in the manner provided in, the Bylaws.”

IN WITNESS WHEREOF, THE BRADENTON HERALD, INC., does hereby make this Certificate under its corporate seal and the hand of William F. LaMee, its President, and Charles E. Clark, its Secretary, and the said President and the said Secretary hereby hereunto set their hands and cause the corporate seal of this Corporation to be hereunto affixed this 2 nd day of November, 1977.

THE BRADENTON HERALD, INC.

By:	/s/ William F. LaMee
William F. LaMee, Page, President

By:	/s/ Charles E. Clark
Charles E. Clark, Secretary

STATE OF FLORIDA	)
	:	SS.
COUNTY OF MANATEE	)

I,     Dean K. Buhs   , a Notary Public in and for the said county aforesaid, hereby certify that William F. Lamee personally known to me and known to me to be President of THE BRADENTON HERALD, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officer executed the foregoing Certificate of Amendment this day, personally appeared before me and acknowledged before me that he executed said Certificate of Amendment as such officer, in the name of and for and on behalf of said Corporation, freely and voluntarily for the uses and purposes therein expressed, and with full authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 2nd day of November, 1977.

/s/ Dean K. Buhs
Notary Public

My Commission Expires

Notary Public State of Florida at Large
My Commission Expires July 24, 1979

STATE OF FLORIDA	)
	:	SS.
COUNTY OF DADE	)

I,     Liset R. Mitchell    , a Notary Public in and for the said county aforesaid, hereby certify that Charles E. Clark, personally known to me and known to me to be Secretary of THE BRADENTON HERALD, INC., a corporation organized and existing under the laws of the State of Florida, and who as such officer executed the foregoing Certificate of Amendment this day, personally appeared before me and acknowledged before me that he executed said Certificate of Amendment as such officer, in the name of and for and on behalf of said Corporation, freely and voluntarily for the uses and purposes therein expressed, and with full authority to do so.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 31st day of October, 1977.

/s/ Liset R. Mitchell
Notary Public

My Commission Expires

NOTARY PUBLIC STATE OF FLORIDA AT LARGE MY COMMISSION EXPIRES JUNE 6, 1979 BONDED THRU GENERAL INS UNDERWRITERS